SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED     AVERAGE
                        DATE              SOLD(-)          PRICE(2)
 COMMON STOCK-GRIFFIN LAND & NURSERIES, INC.
          GAMCO ASSET MANAGEMENT INC.
                       6/01/07              300-             *DO
                       6/01/07           65,300-             *DO
                       5/08/07           42,000-           37.0000
                       4/30/07            1,300            34.8508
          GABELLI FUNDS, LLC.
              GABELLI ASSET FUND
                       4/20/07              700            36.0000
                       4/19/07              300            36.0000

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ STOCK MARKET.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.